VINTAGE NEWSWIRE LLC
                              150 WEST 46TH STREET
                               NEW YORK, NY 10036
                                  212 730 4302
                             WWW.VINTAGENEWSWIRE.COM

December 13, 2004

NetWorth Technologies
Attention: Josh Eikov

Josh,

As discussed, we would be pleased to provide you with an unlimited number of press releases for the fiscal year 2005. You can upload all releases through our web site at www.vintagenewswire.com after which we will disseminate the release for your company via our current distribution channels and resources. In exchange for such services, you agree to issue shares of RESTRICTED common stock of NWRT, in equal amounts of 100,000 shares each, to Seth Farbman and Shai Stern. Such shares shall have piggy back registration rights.

VintageNewswire shall have the right to reject any particular release should our compliance or distribution managers view the context of the release, or its source, as a potential liability to VintageNewswire.

Please sign and fax back to us at 212 730 4306. We look forward to being of service to you.

/s/ Seth Farbman
Best Wishes,
Seth Farbman, Pres.


                                                       /s/ L. Joshua Eikov

                                                       L. Joshua Eikov, CEO